EXHIBIT 3

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, no par value, of Cadillac Fairview Corporation, and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


March 17, 1999



GOLDMAN, SACHS & CO.                         THE GOLDMAN SACHS GROUP,
                                              L.P.


By: /S/ Hans L. Reich                        By: /S/ Hans L. Reich
    ------------------------                     ----------------------------
Name:  Hans L. Reich                         Name:  Hans L. Reich
Title: Attorney-in-fact                      Title: Attorney-in-fact

WHCF REAL ESTATE LIMITED                     WH ADVISORS, L.P. V
PARTNERSHIP


By: /S/ Hans L. Reich                        By:  /S/ Hans L. Reich
    ------------------------                     ----------------------------
Name:  Hans L. Reich                         Name:  Hans L. Reich
Title: Attorney-in-fact                      Title: Attorney-in-fact

WHITEHALL STREET REAL ESTATE
LIMITED PARTNERSHIP V


By:  /S/ Hans L. Reich
     -----------------------
Name:  Hans L. Reich
Title: Attorney-in-fact